Exhibit 99.1

The Growth for Good Acquisition Corporation Announces the Separate Trading of Class A Ordinary Shares, Rights and Warrants Commencing January 31, 2022

NEW YORK— January 24, 2022—The Growth for Good Acquisition Corporation (NASDAQ: GFGDU) (the “Company”), a newly formed and differentiated blank check company, today announced that holders of the units sold in its initial public offering of 25,300,000 units, which included 3,300,000 units issued upon the full exercise of the underwriter’s over-allotment option, may elect to separately trade the Class A ordinary shares, rights and redeemable warrants included in the units beginning January 31, 2022. Fractional warrants will not be issued upon separation of the units and only whole warrants will trade.

The Class A ordinary shares, rights and warrants that are separated will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols “GFGD,” “GFGDR” and “GFGDW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “GFGDU.” Holders of the Company’s units must have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, should they wish to separate their units into Class A ordinary shares, rights, and warrants.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained, for free, by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus may be obtained, for free, from the offices of Credit Suisse Securities (USA) LLC at Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, or by telephone at 1-800-221-1037, or by email at usa.prospectus@credit-suisse.com, and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 888-603-5847, or by email at Barclaysprospectus@broadridge.com.

On December 9, 2021, the registration statement relating to the securities became effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Growth for Good Acquisition Corporation

The Growth for Good Acquisition Corporation is a newly formed and differentiated blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. It intends to focus on inclusive and environmentally sustainable companies with strong business fundamentals and high growth potential, where it believes its management team, board members and advisors have a competitive advantage based on their prior experiences and investments. The Company is led by Ms. Yana Watson Kakar, Chief Executive Officer, a seasoned executive and recognized leader in sustainable and socially responsible business and the Global Managing Partner Emeritus of Dalberg Advisors. For additional information, please visit: https://g4ginvestment.com/.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to our business strategy, potential advantages and future plans. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Business

Courtney Lang Hutchison

VP, Investments

contact@g4ginvestment.com

Media

Amanda Shpiner

Gasthalter & Co.

as@gasthalter.com